SECURITIES AND EXCHANGE COMMISSION
                     ----------------------------------
                           WASHINGTON, D.C. 20549
                           ----------------------


                                SCHEDULE 14A
                               (RULE 14A-101)
                           ------------------------

                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                               FILED BY REGISTRANT /X/
                         FILED BY PARTY OTHER THAN REGISTRANT / /

                          CHECK THE APPROPRIATE BOX:
                            / / PRELIMINARY PROXY STATEMENT
                            /X/ DEFINITIVE PROXY STATEMENT
                            / / DEFINITIVE ADDITIONAL MATERIALS

            / / SOLICITING MATERIAL PURSUANT TO RULE 14-11 (C) OR RULE 14A-12

                                CACHE INC.
                 (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                CACHE INC.
                 (NAME OF PERSON(S) FILING PROXY STATEMENT
                          -----------------------

Payment of filing fee (Check appropriate box):
  /X/ $125 per Exchange Act Rules 0-11(c) (1) (ii), 14a-6(i) (1) or 14a-6(j) (2)

 / / $500 per each party to the controversy pursuant of Exchange Act Rule
     14a-6(i) (3)

 / / Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

      1. Title of each class of securities to which transaction applies:

      2. Aggregate number of securities to which transaction apllies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

      4. Proposed maximum aggregate value of transaction:
          (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

 / / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of filing.

                          CACHE, INC.
                         1460 Broadway
                   New York, New York  10036


                                                     May 17, 1996


Dear Shareholder:

          On behalf of the officers and directors of the Company, you are cordially invited to attend the Cache, Inc. Annual
Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, June
25, 1996, at our headquarters, 1460 Broadway, New York, New York,
15th Floor.

          The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals (i) to elect seven named nominees as directors and (ii) to ratify the appointment of Arthur Andersen &
Co., certified public accountants, as Cache's auditors for the fiscal year ending December 28, 1996.

          The Board of Directors unanimously recommends that shareholders vote in favor of each proposal. We strongly encourage all shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.


                         Sincerely,



                     /s/ Andrew M. Saul
                         -------------------------------
                         Andrew M. Saul
                         Chairman of the Board

                          CACHE, INC.
                         1460 Broadway
                   New York, New York  10036
                        _______________

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD JUNE 25, 1996
                        _______________


TO THE SHAREHOLDERS:

          The Annual Meeting of the Shareholders of Cache, Inc. will be held on Tuesday, June 25, 1996 at 10:00 a.m. local time, at our headquarters, 1460 Broadway, 15th Floor, New York, New York 10036, for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy
Statement:

                    1. To elect seven named nominees as Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

                    2. To ratify the appointment of Arthur Andersen LLP, certified public accountants, as auditors of the Company for the fiscal year ending December 28, 1996.

                    3.  To transact such other business as may
          properly come before the Annual Meeting or any adjournment thereof.

          Only shareholders of record at the close of business on May 14, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof.

          Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed Proxy and return it promptly to the Company in the return envelope enclosed for your use, which requires no postage if mailed in the United States. You may revoke your Proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company, or by attending and voting at the Annual Meeting.

          You are cordially invited to attend.

                             By Order of the Board of Directors,



                                   /s/ Victor J. Coster
                                       -------------------------
                                       VICTOR J. COSTER
                                       Secretary


May 17, 1996

                          CACHE, INC.
                         1460 Broadway
                   New York, New York  10036
                        _______________

                        PROXY STATEMENT
                        _______________

          Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on May 14, 1996 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock present in person, or represented by proxy, will constitute a quorum at the meeting. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about May 17, 1996.

          Only shareholders of record at the close of business on May 14, 1996 will be entitled to vote at the Annual Meeting. At the close of business on such record date the Company had out-standing 9,091,338 shares of Common Stock, par value $.01 per share ("Common Stock"). No other class of voting security of the Company is issued and outstanding. Each share of Common Stock entitles the holder to one vote. Shareholders do not have cumulative voting rights.

          As of April 15, 1996, Messrs. Andrew and Joseph Saul and certain Saul family trusts (sometimes collectively referred to herein as the "Sauls") owned of record an aggregate of 5,765,629 shares of Common Stock, representing approximately 63.42% of the outstanding shares of Common Stock. See "Principal Shareholders and Share Ownership by Management." The Sauls intend to vote their Common Stock in favor of Proposals 1 and 2 which assures the approval of such proposals.

          A Proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy). With respect to Proposal 1, unless authority to vote for all Directors or any individual Director is withheld, all the shares represented by the Proxy will be voted for the election of Directors as set forth in the Proxy Statement. Where a shareholder has specified a vote for or against Proposal 2, such Proxy will be voted as specified; if no direction is given, all the shares represented by the Proxy will be voted in favor of the Proposal.

          Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the Company's nominees for director. Florida law requires the presence of a quorum for the annual meeting, defined as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are defined in the third paragraph below, are not counted for quorum purposes.

          Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval: (1) the election of directors; and (2) the ratification of auditors. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. In order to pass, the proposal to approve the ratification of the Company's auditors must be approved by a majority of the votes cast on such matter. Abstentions are not counted in determining the number of votes cast in connection with the selection of auditors.

          Brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and ratification of auditors. Under applicable law, a broker non-vote will have no effect on the outcome of the election of directors, or ratification of auditors.

          The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Company's stock.

          THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS BUT INCLUDING THE FINAN-CIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995 AND/OR A COPY OF ANY OF THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q OR CURRENT REPORTS ON FORM 8-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO: THOMAS REINCKENS, CHIEF FINANCIAL OFFICER, CACHE, INC., 1460 BROADWAY, NEW YORK, NEW YORK 10036.

          IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS
MEETING,

PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY ELECTION OF
DIRECTORS

                       ELECTION OF DIRECTORS

                            (Proposal 1)

           The Board of Directors of the Company presently consists of the following seven members: Messrs. Andrew M. Saul, Joseph E. Saul, Roy C. Smith, Thomas E. Reinckens, Morton J. Schrader,
Mark E. Goldberg and Mae Soo Hoo, each of whom is a nominee for re-election. Ms. Soo Hoo was appointed to the Board by the Board of Directors as of September 13, 1995, the date as of which Mr. Michael Warner, a former Director and President, resigned from the Board and as President.

           Unless authority to vote on the election of all Directors or any individual Director is specifically withheld by appropriate designation on the face of the Proxy, the persons named in the accompanying Proxy will nominate as Directors, and vote such Proxy for the election as Directors of, the persons named below. If elected, such persons will serve as Directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

           Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, the persons named in the accompanying Proxy will nominate and vote for the election of such other person or persons as the Board of Directors may recommend.

                          NOMINEES FOR DIRECTORS

Name                     Age   Principal Occupation                Since
- - - - ------------------------ ---   ----------------------------------  -----

Andrew M. Saul .........  49   Partner, Saul Partners (1)           1986
Roy C. Smith ...........  58   Executive Vice-President of          1993
                               the Company (2)
Thomas E. Reinckens ....  42   Executive Vice-President, Chief      1993
                               Financial Officer of the Company (3)
Mae Soo Hoo ............  41   Executive Vice President of          1995
                               the Company (4)
Joseph E. Saul .........  76   Partner, Saul Partners (5)           1986
Morton J. Schrader .....  64   Real Estate Broker (6)               1989
Mark E. Goldberg .......  39   Attorney in Private Practice (7)     1989
_________________________

(1) Mr. Saul, who became Chairman of the Board of Directors on February 27, 1993, has been a partner of Saul Partners, an investment partnership, since 1986. He is the son of Mr.
      Joseph E. Saul.

(2) Mr. Smith has served as an Executive Vice President of the Company since October 1990; from December 30, 1986 to October 1990, Mr. Smith was Vice President/Director of Store
      Operations of the Company.

(3)   Mr. Reinckens has served as Vice President and Chief
      Financial Officer of the Company since November 30, 1989;
      from 1987 to November 1989, Mr. Reinckens served as the Company's Controller. He was appointed Executive Vice President on September 13, 1995.

(4) Ms. Soo Hoo has served as a Vice President of Merchandising since February 1987. She was appointed to the Board of Directors on September 13, 1995 and was also appointed Executive Vice President/General Merchandise Manager on that date.

(5) Mr. Saul has been a partner of Saul Partners, an investment partnership, since 1986. He is the father of Mr. Andrew M.
      Saul.

(6) Mr. Schrader was the President of Abe Schrader Corp., a manufacturer of women's apparel, from 1968 through March
      1989.  Since 1989 he has been active as a real estate broker.

(7)   Mr. Goldberg has been an attorney in private practice since
      1985. Mr. Goldberg has provided legal assistance to the Company since 1988 and is expected to continue to do so in 1996.


         COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      During the year ended December 30, 1995 ("Fiscal 1995"), the Board of Directors held three meetings. Each Director attended all of such Board meetings. All non-employee Directors are compensated for their services to the Company by participation in the Company's group medical insurance program at an approximate cost to the Company of $11,500 per individual per year.

      The Board of Directors has an Audit Committee and a Compensation and Plan Administration Committee, but has no standing nominating committee. The Audit Committee of the Board of Directors, established in July 1989, currently consists of Messrs. Andrew Saul, Goldberg and Schrader. The Audit Committee met once in Fiscal 1995. Each member of the Audit Committee attended such committee meeting.

      Duties of the Audit Committee include meeting with the independent accountants and certain personnel of the Company to discuss the planned scope of their examinations, the adequacy of internal controls and financial reporting; reviewing the results of the annual examination of the financial statements and periodic internal audit examinations; reviewing the services and fees of the Company's independent accountants; authorizing special investigations and studies; and performing any other duties or functions deemed appropriate by the Board of Directors.

      The Compensation and Plan Administration Committee was established in July 1991 as the Plan Administration Committee to administer the Company's stock option plans. In May 1993 it was renamed the Compensation and Plan Administration Committee and delegated additional authority to determine the remuneration arrangements for the three most senior executive officers and to review and approve the remuneration arrangements for the Company's other executive officers. It currently consists of Messrs. Andrew
M. Saul, Mark E. Goldberg and Morton J. Schrader. The Plan Administration Committee met once in Fiscal 1995 and each member attended such committee meeting.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth the compensation for the past three years of the Chief Executive Officer and the Company's other four most highly compensated executive officers (collectively, the "Named Executive Officers").


                                                                                  LONG-TERM
                                               ANNUAL COMPENSATION                COMPENSATION
                                     ------------------------------------------   ------------
                                                                   OTHER ANNUAL   SECURITIES    ALL OTHER
NAME                        FISCAL                                 COMPENSATION   UNDERLYING    COMPENSATION
PRINCIPAL POSITION           YEAR     SALARY($)    BONUS($)(2)       ($)(2)       OPTIONS (#)   ($)(3)
- - - - --------------------------  ------   -----------  ------------     ------------   ------------  -------------


Andrew M. Saul              1995        -
(Chairman since 2/27/93)    1994        -
                            1993        -

Michael A. Warner           1995      350,000         42,300       -                   -                 506
(President/Director, who    1994      302,169                                     250,000              3,923
resigned as of 9/13/95)     1993      269,074                      -              125,000              3,197

Roy C. Smith                1995      229,231                      -               50,000              7,767
(Executive Vice             1994      207,567                      -               97,500             11,772
President/Director)         1993      187,303         78,125       -               37,500              7,205

Thomas E. Reinckens         1995      189,231                      -               50,000              2,204
(Executive Vice             1994      169,308                      -               75,000              2,052
President/ Chief            1993      150,725         62,480       -               25,000              1,465
Financial Officer/
Director)

Mae Soo Hoo                 1995      178,077                      -               50,000              1,762
(Executive Vice             1994      154,065                      -              103,750              1,652
President)                  1993      139,965         46,875                        8,750              1,308

Karen M. Hubchik            1995      169,904          6,000       -                 -                   280
(Vice President, who        1994      155,577                      -               37,500              4,128
resigned as of 9/14/95)     1993      139,809                      -               18,750                996






(1) Included in the figures shown under this column are bonuses which were paid to the Company's executive officers pursuant to the 1989
 Executive Bonus Program. The amounts paid in 1993 were $78,125 to Mr. Smith, $62,480 to Mr. Reinkens and $46,875 to Ms. Soo Hoo. Also included are amounts paid in 1995 to Mr. Warner $42,300 and Ms.
 Hubchik $6,000 which represent bonus payments as part of their severance agreements.

(2) The Company has concluded that the amount of personal benefits paid to each named executive officer is less than the lesser of $50,000 and 10% of such person's cash compensation reported in such table.
 Accordingly, none of such personal benefits is included in the table.

(3) Included in the figures shown under this column for 1995 are the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the executive officer and long-term disability insurance: $506 and $0, respectively, for Mr. Warner; $2,375 and $5,392, respectively, for Mr. Smith; $823 and $1,381, respectively, for Mr. Reinckens; $541 and $1,221, respectively, for Ms. Soo Hoo and $280 and $0, respectively, for Ms. Hubchik.

     Included in the figures shown under this column for 1994 are the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the executive officer and long-term disability insurance: $894 and $3,029, respectively, for Mr. Warner; $6,744 and $5,028, respectively, for Mr. Smith; $776 and $1,276, respectively, for Mr. Reinckens; $522 and $1,130, respectively, for Ms. Soo Hoo and $3,367 and $761 respectively, for Ms. Hubchik.

     Included in the figures shown under this column for 1993 are the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the executive officer and long-term disability insurance: $386 and $2,811, respectively, for Mr. Warner; $2,522 and $4,683, respectively, for Mr. Smith; $284 and $1,181, respectively, for Mr. Reinckens; $255 and $1,053, respectively, for Ms. Soo Hoo and $291 and $705, respectively, for Ms. Hubchik.



          AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END STOCK OPTION VALUES


                         NUMBER OF                         NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                         SHARES AC-       VALUE            UNDERLYING UNEXERCISED       IN-THE-MONEY STOCK OPTIONS
                         QUIRED           REALIZED         STOCK OPTIONS AT FY-END(#)   AT FY-END ($) (1)
NAME                     EXERCISE(#)       ($)             EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - - - -------------------      -----------      --------         --------------------------   ---------------------------

Roy C. Smith                 -                -                          147,500                        147,500

Thomas E. Reinckens          -                -                          125,000                        125,000

Mae Soo Hoo                  -                -                          153,750                        153,750

_________________________



     (1) In-the money Stock Options are those where the fair market value of the underlying stock exceed the exercise price of the Option. The amounts in this column represent the difference between the exercise price of the Stock Options and the closing price of the Company's Common Stock on December 30, 1995 (the last day of trading for Fiscal 1995) for all options exercisable by each Named Executive Officer, whether vested or unvested. The closing price of the Company's Common Stock as reported on NASDAQ/NMS on December 30, 1995 was $3.375 per share.

                 STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to stock options granted in Fiscal 1995 to each of the Named Executive Officers.

                                                                                       POTENTIAL
                                                                                       REALIZABLE VALUE
                                                                                       AT ASSUMED ANNUAL
                                                                                       RATES OF STOCK PRICE
                                                                                       APPRECIATION
                                         INDIVIDUAL GRANTS                             FOR OPTION TERM (3)
                                      -------------------------                       -----------------------
(a)                       (b)           (c)           (d)             (e)              (f)          (g)

                         NUMBER OF     % OF TOTAL
                         SECURITIES    OPTIONS       EXERCISE
                         UNDERLYING    GRANTED TO    OR BASE
                         OPTIONS       EMPLOYEES     PRICE          EXPIRATION
NAME                     GRANTED(#)    IN FISCAL YR  (($)/SHARE)    DATE              5% ($)       10% ($)
- - - - ---------------------    -----------   ------------  -----------    -------------     ------       --------

Roy C. Smith (1)         50,000         33.33%         $3.25        10/13/05 (2)      44,896       99,208

Thomas E. Reinckens (1)  50,000         33.33%         $3.25        10/13/05 (2)      44,896       99,208

Mae Soo Hoo (1)          50,000         33.33%         $3.25        10/13/05 (2)      44,896       99,208

_________________________



(1) On October 13, 1995 the Company cancelled options previously granted under the Company's 1994 Stock Option and Performance Incentive
    Plan ("the 1994 Plan") to Mr. Warner and Ms. Hubchik, who had resigned in September 1995. On the same date the Company issued new options pursuant to such plan having an exercise price of $3.25 (the closing price of the Common Stock on NASDAQ/NMS on October 13, 1995) per share, expiring on October 13, 2005 and becoming exercisable on October 13, 2000, subject to accelerated vesting at the maximum rate of up to 25% per year for the four years ended September 30, 1996, 1997, 1998 and 1999 to the extent the Company's earnings plan was achieved. Such options were granted to the following executives, exercisable for the following number of shares of Common Stock: Roy C. Smith, 50,000 shares; Thomas E. Reinckens, 50,000 shares and Mae Soo Hoo, 50,000 shares.

(2) The options become exercisable on October 13, 2005, subject to accelerated vesting as described in the next sentence. The options may become exercisable earlier at the maximum rate of up to 25% per year for the four years ended September 30, 1996, 1997, 1998 and 1999 to the extent the Company earnings plan as approved by the Company's Compensation and Plan Administration Committee, is achieved, based on the following sliding scale:

                                                   Options
                                                   Will Become
          Percentage of Plan Earnings Achieved     Exercisable
          ------------------------------------     -----------
          Greater than or equal to 90%                 25%

          Greater than or equal to 75%, but            20%
             less than 90%

          Greater than or equal to 60%, but
             less than 75%                             15%

          Less than 60%                                 0%


These options also become immediately exercisable as of the effective date of a "change in control" (as defined in the 1994 Plan).

(3) Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate compounded annually, from the date of grant to the expiration date. These values are calculated on requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Company's Common Stock.

     Employment Contracts and Change-of-Control Provisions

               Pursuant to an agreement made as of September 30, 1993 between Mr. Warner and the Company, in exchange for Mr. Warner's services as President and a Director of the Company, he received an annual base salary initially of $300,000 (with a $25,000 increase in each of the second and third years of the agreement). This agreement's term was through October 7, 1996. This agreement also entitled Mr. Warner to a term life insurance policy of three times his annual salary and to participate in the Company's long-term disability coverage and its medical and dental package. The agreement provided that if the Company terminated Mr. Warner's employment for any reason other than those set forth in the next sentence, or if Mr. Warner's employment was not continued after October 7, 1996 for any reason other than those set forth in the next sentence, until Mr. Warner accepted other employment, Mr. Warner would continue to receive his compensation at the rate in effect at the date of such termination for a maximum period of twelve months. The agreement would become null and void if the Company unilaterally terminates Mr. Warner's employment for (i) theft or other fraudulent conversion of corporate assets, (ii) willful malfeasance with respect to his responsibilities or (iii) permanent disability.
     On October 25, 1995, the Company and Mr. Warner entered into a termination agreement, where upon Mr. Warner received a lump sum payment of $87,500, as well as a bonus payment of $42,300 for services rendered in 1995. On September 13, 1995, the Company cancelled stock options previously granted to Mr. Warner under the 1994 Plan.

               All of the options granted under the Company's 1994 Stock Option Plan contain a provision under which the option will become immediately exercisable (the "Accelerated Exercise") with respect to all shares subject to it as follows: (i) except as provided in clause (iii) below, immediately after the first date on which less than 25% of the outstanding Common Stock in the aggregate is beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by Andrew M. Saul and Joseph
     E. Saul, members of their immediate families and one or more trusts established for the benefit of such individuals or members, (ii) immediately prior to the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation or otherwise), (iii) immediately prior to the expiration of any tender offer or exchange offer for shares of Common Stock of the Company, where: (x) all holders of Common Stock are entitled to participate, and (y) the Sauls have agreed (or have announced their intent) to sell such number of their shares of Common Stock as will result in the Sauls beneficially owning less than 25% of the outstanding shares of Common Stock in the aggregate, and (iv) immediately, if 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by management in the most recent proxy statement of the Company. The Company is required to give appropriate notice so as to permit an optionee to take advantage of the foregoing provisions.

Board of Directors Report on Repricing of Options

     In December 1994, the Board of Directors reviewed options granted to executive officers of the Company pursuant to the Company's 1993 Stock Option Plan ("the 1993 Plan") and determined that the exercise price of these options exceeded the fair market value of the Company's Common Stock. The Board was concerned that the
Company's total compensation package for its senior executives was less attractive than compensation offered by its competitors and other comparable companies because the exercise price of options granted to new executives of such companies would afford greater opportunity for appreciation than the Company's options.

     The Board concluded that (i) the Company's future success is dependent in large part on its ability to retain its key executives; (ii) competition for such personnel is intense; (iii) the loss of key executives would have an adverse impact on the Company's business; and (iv) it is important and cost-effective to provide equity incentives to executive officers of the Company to improve the Company's performance and the value of the Company for its shareholders. On balance, considering all of these factors, the Board determined it to be in the best interests of the Company and its shareholders to restore the incentive for its executive officers to remain employees of the Company and to exert their maximum efforts on behalf of the Company by granting stock options to replace outstanding options with exercise prices reflecting recent trading prices.

     As a consequence, on December 16, 1994 the Board of Directors terminated the Company's the 1993 Plan and cancelled all options issued thereunder. On the same date the Board of Directors replaced the 1993 Plan with the Cache, Inc. 1994
Stock Option and Performance Incentive Plan, subject to shareholder approval. The Compensation and Plan Administration Committee was appointed by the Board to administer the 1994 Plan and, subject to shareholder approval, granted options to Messrs. Warner, Smith and Reinckens and Ms. Hubchik and Ms. Soo Hoo exercisable for 250,000, 97,500, 75,000, 37,500 and 103,750 shares of Common Stock, respectively. All such options granted under the 1994 Plan have an exercise price of $4.25 per share
(which reflected the closing price of the Common Stock on NASDAQ/NMS on December 16, 1994), terminate on December 31, 2003 and become exercisable on December 31, 1998, subject to accelerated vesting as described in footnote (1) to the "Option Grants in Last Fiscal Year" table under the heading "Executive Compensation."

     The foregoing report has been furnished on May 4, 1995, by the Board of Directors of the Company consisting of Messrs. Joseph E. Saul, Andrew M. Saul, Morton J. Schrader, Mark E. Goldberg,
Michael A. Warner, Thomas E. Reinckens and Roy C. Smith.

                          TEN-YEAR OPTION REPRICING

The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company during the last ten years:


                                                                                             Length of
                                  Number        Market                                       Original
                                  Securities    Price of       Exercise                      Option Term
                                  Underlying    Stock at       Price at         New          Remaining at
                                  Options       Time of        Time of          Excercise    Date of
Name                   Date       Repriced      Repricing ($)  Repricing ($)    Price ($)    Repricing
- - - - ---------------------  --------   ------------  -------------  -------------    -----------  ----------------

Michael A. Warner       7/28/94    125,000       $x 6.75          8.50            6.75          47   months
(Former President/     12/16/94    125,000          4.25          6.75            4.25          42   months
 Director)


Roy C. Smith           10/15/90    118,750 (1)      2.00 (1)      1.50 (1)         2.00 (1)     26.5 months
(Executive Vice         7/28/94     37,500          6.75          8.50             6.75         47   months
President/Director)    12/16/94     37,500          4.25          6.75             4.25         42   months


Thomas E. Reinckens    10/15/90     62,500 (1)      2.00 (1)      5.00 (1)         2.00 (1)     26.5 months
(Executive Vice         7/28/94     25,000          6.75          8.50             6.75         47   months
President              12/16/94     25,000          4.25          6.75             4.25         42   months
Chief Financial
Officer/Director)


Mae Soo Hoo            10/15/90     31,250 (1)      2.00 (1)      5.00 (1)         2.00 (1)     26.5 months
(Executive Vice         7/28/94     18,750          6.75          8.50             6.75         47   months
President)             12/16/94     18,750          4.25          6.75             4.25         42   months


Karen M. Hubchik        7/28/94     18,750          6.75          8.50             6.75         47   months
(Former Vice           12/16/94     18,750          4.25          6.75             4.25         42   months
President)


Roy C. Chapman (2)     10/15/90    712,500 (1)      2.00 (1)      1.50 (1)         2.00         26.5 months





__________________________



  (1) Adjusted to reflect the Company's one-for-four reverse stock split of its Common Stock on September 15, 1993.

  (2) Mr. Chapman was an executive officer of the Company from January 1987 through February 1993.

Compensation of Directors

          All non-employee Directors (Messrs. Andrew Saul, Joseph Saul, Mark Goldberg and Morton Schrader) are compensated for their services to the Company by participation in the Company's group medical insurance program at an approximate cost to the Company of $11,500 per individual per year.

Compensation Committee Interlocks and Insider Participation

          The Company's Compensation and Plan Administration
Committee consists of Messrs. Andrew M. Saul, Mark E. Goldberg and Morton J. Schrader. Andrew M. Saul is also the Chairman of the Board of the Company.

          Mr. Goldberg is also an attorney in private practice. He has been retained by the Company to provide legal services since 1988 and is expected to provide further legal services in 1995. During the fiscal year ended December 30, 1995, Mr. Goldberg received $88,648 from the Company for legal services rendered during Fiscal 1995.

          In December 1994, the Company determined to repurchase all of its outstanding Series A Preferred Stock, par value $.01 per share, at its liquidation value of $1,000 per share plus accrued dividends. Andrew M. Saul, Chairman of the Board of the Company, received $890,545 from the Company's repurchase of shares of Series A Preferred Stock owned by him.


        COMPENSATION AND PLAN ADMINISTRATION COMMITTEE
                REPORT ON EXECUTIVE COMPENSATION

General

          Executive compensation consists generally of two components - base salary and option awards, and sometimes a third component - a discretionary bonus award. The Compensation Plan Administration Committee (the "Committee"), currently consisting of Messrs. Andrew M. Saul, Mark E. Goldberg and Morton J. Schrader, administers the Company's option plans pursuant to which option awards are granted, determines the remuneration arrangements for the three most senior executive officers and reviews and approves the remuneration arrangements for the other executive officers of the Company, which arrangements are determined by the Chairman, in accordance with parameters set by the Committee.

          This report of the Committee of the Board of Directors addresses the Company's compensation policies for Fiscal 1995 applicable to Cache's executives including the Named Executive
Officers.

          The Committee's Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report on Executive Compensation by reference, and shall not otherwise be deemed filed under such Acts.


Philosophy

          The Cache executive compensation program is designed to attract and retain key executives. Its objectives are to reward executives who contribute to the success of the Company through individual and company performances. Specifically, compensation includes a competitive base salary program and long-term stock option awards. The Company will sometimes grant discretionary bonuses to certain key executive officers with respect to prior contributions as well as to serve as incentives to attract key executives into the Company's employ.

Base Salary

          The Company believes a competitive base salary is necessary to retain key management employees. Base salaries are determined upon a review of an individual's experience and responsibilities, general industry practice and the competitive environment for each position. Annual salary adjustments are determined based upon an individual's performance, the Company's performance, general industry practice and any new duties or responsibilities assumed by the individual during the last year.


Long-Term Incentives

          The Company believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value, and serves to align the interests of employees with stockholders. Options are based upon the relative position and responsibilities of each executive officer, historical and expected contributions of each officer to the Company, and previous option grants to such executive officers. Options are recommended with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of the Company's industry, geographic location and size.

          Cache's stock option programs were designed by the Company as a long-term incentive program for key executives. The stock option programs have created an incentive for executives to maximize shareholder return, by linking long-term compensation with the valuation of the Company's Common Stock. The stock option plans typically have included initial grants which have vested from three to five years. Stock options granted under the 1994 Plan are required to have an exercise price at least equal to the fair market value of the Company's common stock at the date of grant. Among other factors considered by the Committee in determining who qualified for stock option grants under the 1993 Plan and 1994 Plan and the amount of such grants were an executive's business experience and his potential to contribute to the future success of the Company.

          In establishing incentive arrangements for 1995, the Compensation and Plan Administration Committee, which administered the Company's 1993 Plan and administers the 1994 Plan, granted stock options to Messrs. Smith and Reinckens and Ms. Soo Hoo, described in this proxy statement under "Executive Compensation -- Options Granted in Last Fiscal Year." See "Compensation and Plan Administration Committee's Report on Repricing of Options" and "Board of Directors Report on Repricing of Options."

Other Compensation

          The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees.

          In addition, the Company provides its executives, including the Named Executive Officers, with term life insurance and additional long-term disability insurance, at the Company's cost.

          The foregoing report has been furnished by the Compensation and Plan Administration Committee consisting of
Messrs. Andrew M. Saul, Morton J. Schrader and Mark E. Goldberg.

                FIVE-YEAR PERFORMANCE COMPARISON

          The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the NASDAQ National Market Index (which tracks the aggregate performance of equity securities of companies traded on the NASDAQ National Market System ("NASDAQ/NMS")) and (ii) the cumulative total return of companies with the same four-digit standard industrial code (SIC) as the Company (SIC Code 5621, titled "Women's Clothing Stores"), over the period from December 29, 1990 to December 30, 1995. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

          The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



COMPANY                1990      1991      1992      1993      1994      1995
- - - - ------------------   --------  --------  --------  --------  --------  --------
CACHE INC.             100      333.31     323.78    228.55    199.98    128.56
INDUSTRY INDEX         100      162.87     173.28    126.94    122.13     98.41
BROAD MARKET           100      128.38     129.64    155.50    163.26    211.77



         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During 1990, the Sauls loaned the Company an aggregate of $1,750,000. All such loans bore interest at the rate of 8 1/2% per annum with interest payable quarterly. The principal amount of each of such loans was due to mature on January 1, 1994. On December 14, 1993, Joseph Saul agreed to replace the promissory note with a new promissory note due January 31, 1997, which note is subordinated to the National Westminster Bank loan dated December 15, 1993. The new loan bears interest at the rate of 7% per annum with interest payable quarterly.

          During 1991, Joseph Saul loaned the Company an aggregate of $1,070,000, $600,000 of which was repaid in December 1991 and $220,000 of which was repaid in December 1992. The remaining $250,000 in loans outstanding consisted of a $250,000 long-term subordinated note due on January 1, 1994. The note bore interest at the rate of 7 1/2% per annum with interest payable quarterly. On December 14, 1993, Joseph Saul agreed to replace the promissory note with a new promissory note due January 31, 1997, which note is subordinated to the National Westminster Bank loan dated December 15, 1993. The new loan bears interest at the rate of 7% per annum with interest payable quarterly.

          On December 16, 1994, the Company loaned $600,000 to
Michael A. Warner, the President and a Director of the Company,
$170,000 to Roy Smith, Executive Vice President and a Director of the Company, $80,000 to Thomas E. Reinckens, Vice President,
Chief Financial Officer and a Director of the Company, and $63,000 to Karen Hubchik, Vice President of the Company, in each case for personal reasons. All such loans are with full recourse to the executive, payable on demand from the Company, secured by a pledge of shares of the Company's Common Stock owned by such executive and bear interest at a rate of 9% per annum. In
September 1995, Mr. Warner and Ms. Hubchik repaid all amounts outstanding to the Company.

          In December 1994, the Company repurchased all of its outstanding Series A Preferred Stock at its liquidation value of $1000 per share plus accrued dividends. Joseph E. Saul, a Director of the Company, received $1,804,380 from the Company's repurchase of shares of Series A Preferred Stock owned by him.

          See Also "Executive Compensation--Compensation
Committee Interlocks and Insider Participation."

          As of April 15, 1996, the Sauls beneficially owned in the aggregate 5,765,629 shares of the Company's outstanding Common Stock, representing approximately 63.42% of the Company's outstanding Common Stock. See "Principal Shareholders and Share Ownership by Management."

           PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP
                         BY MANAGEMENT

          The following table sets forth certain information as to the beneficial ownership of the Company's equity securities as of April 15, 1996 by (i) each director or nominee of the Company,
(ii) each Named Executive Officer, (iii) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the beneficial ownership for each person consists of the sole voting and sole investment power with respect to all shares beneficially owned by him. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstand ing shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                  Percentage of
                         Number of Shares         Outstanding Shares
Person and Address       of Common Stock          of Common Stock
- - - - -----------------------  -----------------        -------------------

Andrew M. Saul
630 Fifth Avenue
New York, NY  10111 (1)     5,765,629                      63.42%

Mark E. Goldberg
225 Broadway
New York, NY 10067              9,425                 Less than 1%

Joseph E. Saul
630 Fifth Avenue
New York, NY  10111 (2)     5,765,629                      63.42%

Morton J. Schrader
733 Park Avenue
New York, NY  10021             5,000                 Less than 1%

Trust f/b/o
Jennifer B. Saul
  pursuant to Trust
  Agreement dated
  March 28, 1995
630 Fifth Avenue
New York, NY  10111 (3)       756,314                       8.32%

Trust f/b/o
Kimberly E. Saul
  pursuant to Trust
  Agreement dated
  March 28, 1995
630 Fifth Avenue
New York, NY  10111 (3)       756,314                       8.32%

                                                  Percentage of
                         Number of shares         Outstanding Shares
Person and Address       Outstanding Shares       of Common Stock
- - - - -----------------------  ------------------       --------------------


Jane Saul Berkey
Cache, Inc.
1460 Broadway
New York, NY  10036 (4)       463,046                       5.09%

Roy C. Smith
Cache, Inc.
1460 Broadway
New York, NY  10036            85,000                 Less than 1%

Thomas E. Reinckens
Cache, Inc.
1460 Broadway
New York, NY  10036           41,500                  Less than 1%

Mae Soo Hoo
Cache, Inc.
1460 Broadway
New York, NY  10036           41,731                  Less than 1%

All Current
  Executive Officers
  and Directors as a
  Group (nine persons)     5,948,285                       65.43%

_________________________

(1) Represents shares beneficially owned by the group consisting of Messrs. Andrew Saul, Joseph Saul and the Trusts (defined below) according to a Schedule 13D, as amended, filed by the group with the Securities and Exchange Commission. Mr. Andrew Saul may be deemed to beneficially own 2,891,218 shares of Common Stock, representing approximately 31.80% of the outstanding shares of Common Stock, consisting of (i) 2,585,158 shares of Common Stock owned by Andrew M. Saul,
     (ii) 140,530 shares of Common Stock owned by Trust f/b/o Kimberly E. Saul, pursuant to Trust Agreement dated December 18, 1984, of which Andrew Saul is a trustee, (iii) 140,530 shares of Common Stock owned by Trust f/b/o Jennifer B. Saul, pursuant to Trust Agreement dated December 18, 1984, of which Andrew Saul is a trustee, and (iv) 25,000 shares of Common Stock owned by the Andrew and Denise Saul Foundation, of which Andrew Saul, his wife Denise and Sidney Silberman comprise the Board of Directors and Andrew Saul is its President. The trusts described in clauses (ii) and (iii) of this footnote (1) and in clauses (ii) and (iii) of footnote (2) are collectively referred to herein as the "Trusts." Joseph E. Saul and Andrew M. Saul (who are father and son) and the Trusts have an informal arrangement under which they have agreed to vote and dispose of their shares together. Andrew Saul disclaims beneficial ownership of the shares not directly owned by him.

(2) Represents shares beneficially owned by the group consisting of Messrs. Andrew Saul, Joseph Saul and the Trusts, according to a Schedule 13D, as amended, filed by the group with the Securities and Exchange Commission. Mr. Joseph Saul may be deemed to beneficially own 2,874,411 shares of Common Stock, representing approximately 31.62% of the outstanding shares of Common Stock, consisting of (i) 1,254,283 shares of Common Stock owned by Joseph E. Saul,
     (ii) 756,314 shares of Common Stock owned by Trust f/b/o Jennifer B. Saul, pursuant to Trust Agreement dated March 28, 1985, of which Joseph Saul is a trustee, (iii) 756,314 shares of Common Stock owned by Trust f/b/o Kimberly E. Saul, pursuant to Trust Agreement dated March 28, 1985, of which Joseph Saul is a trustee, and (iv) 107,500 shares of Common Stock owned by the Joseph E. and Norma G. Saul Foundation, of which Joseph Saul, his wife Norma, and Sidney Silberman comprise the Board of Directors and Joseph Saul is its President. Joseph Saul and Andrew Saul (who are father and son) and the Trusts have an informal arrangement under which they have agreed to vote and dispose of their shares together. Joseph Saul disclaims beneficial ownership of the shares not directly owned by him.

(3)  The trust f/b/o Jennifer B. Saul and the Trust f/b/o
     Kimberly E. Saul each own 756,314 shares of Common Stock.
     Joseph E. Saul, his wife Norma Saul and Sidney J. Silberman,
     Esq., are trustees of such trusts.

(4) Jane Saul Berkey is the daughter of Mr. Joseph Saul and the sister of Mr. Andrew Saul.

               RATIFICATION OF THE APPOINTMENT OF
               ARTHUR ANDERSEN & CO. AS AUDITORS

                          (Proposal 2)

          The Board of Directors has appointed the firm of Arthur Andersen LLP to examine the financial statements of the Company for the year ending December 28, 1996, subject to ratification by shareholders. Arthur Andersen & Co. was employed by the Company as its independent auditors for Fiscal 1995. Shareholders are asked to ratify the action of the Board of Directors in making such appointment.

          Representatives of Arthur Andersen & Co. will attend the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

          The Board of Directors recommends a vote for ratification. The affirmative vote of a majority of the votes cast with respect to this proposal is required for the ratification of the appointment of auditors. The Sauls intend to vote shares of Common Stock they own in favor of Proposal 2 and the vote of such shares will be sufficient to obtain the required shareholder approval.

                         OTHER BUSINESS

          Management knows of no business to be brought before the meeting other than Proposals 1 and 2 in the Notice of Annual Meeting. If any other proposals come before the meeting, it is intended that the shares represented by Proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the Proxies.

          Financial statements of the Company, the Company's certified public accountants' report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's 1995 Annual Report to Shareholders, a copy of which has been sent to each shareholder of record along with a copy of this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or a communication by means of which any solicitation is to be made.

                     SHAREHOLDER PROPOSALS

          Proposals by shareholders intended to be presented at the next Annual Meeting (to be held in 1997) must be received by the Company on or before January 3, 1997 in order to be included in the Proxy Statement and Proxy for that meeting. The mailing address of the Company for submission of any such proposal is given on the first page of the Proxy Statement.

          IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
THEREFORE, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN
THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO
ATTEND THE 1996 ANNUAL MEETING IN PERSON.



                             By Order of the Board of Directors,


                          /s/ Victor J. Coster
                              -----------------------------------
                              VICTOR J. COSTER
                              Secretary